Exhibit 10.23

Amended and Restated Consulting Agreement

This Amended and Restated Consulting Agreement (this “Agreement”) is entered into as of this 1st day of May 2008, by and between Mr. Ehud Arbit, M.D., residing at 166 Elm Road, Englewood NJ (“Consultant”), and Oramed Pharmaceuticals Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company, is in the process of performing clinical trials of its oral insulin capsule; and

WHEREAS, the Company is in need of certain consulting services to aid it in the pursuit of approval by the U.S. Food and Drug Administration (the “FDA”) of its oral insulin capsule; and

WHEREAS, Consultant possesses significant knowledge of the FDA approval process; and

WHEREAS, the Company is desirous of retaining Consultant as a consultant to perform certain services described herein to assist the Company in the pursuit and attainment of FDA approval for its oral insulin capsule; and

WHEREAS, in order to effect the foregoing, the Company and Consultant entered into a Consulting Agreement as of May 1, 2008 (the “Original Agreement”); and

WHEREAS, Company and Consultant desire to amend and restate the terms and conditions the Original Agreement in its entirety, and to replace the Original Agreement with this Agreement.

IT IS, THEREFORE, AGREED BETWEEN the Company and the Consultant that the Company will engage the Consultant subject to the following mutual terms and conditions:

1.             Engagement. The Company hereby engages Consultant and Consultant hereby agrees to render to the Company for a period of twelve (12) months from the date of the Original Agreement (the “Term”) the following services (the “Services”): Consultant shall use his skills and expertise to assist the Company with its efforts to complete the FDA approval process for its oral insulin capsule, including without limitation the inspection and evaluation of the Company’s clinical trials and protocols, as applicable, and such other matters related to the business of the Company as shall be reasonably requested by the Company’s Chief Executive Officer. Consultant shall perform the duties and responsibilities under this Agreement to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner, and shall report to Nadav Kidron, Chief Executive Officer of the Company.

2.             Fees. In consideration of the Services the Company shall pay to Consultant a fee of $8,333 per month, retroactive to the date of the Original Agreement.

3.             Confidentiality. Consultant hereby covenants and agrees that, during and after the Term of this Agreement, he will not communicate, disclose or otherwise make available to any person or entity (other than the Company), or use for his own account or for the benefit of any other person or entity, any information or materials proprietary to the Company that relate to the Company’s business or affairs which is of a confidential nature, including, but not limited to, trade secrets, information or materials relating to existing or proposed pharmaceutical products (in all and various stages of development), “know-how”, marketing techniques and materials, marketing and development plans, personnel information and financial information (collectively, “Proprietary Information”). Proprietary Information includes any and all such information and materials, whether or not obtained by Consultant with the knowledge and permission of the Company, whether or not developed, devised or otherwise created in whole or in part by Consultant’s efforts, and whether or not a matter of public knowledge unless as a result of authorized disclosure. Consultant further covenants and agrees that he will retain such knowledge and information which he acquires and develops during the Term respecting such Proprietary Information in trust for the sole and exclusive benefit of the Company and its successors and assigns.

Consultant acknowledges that (a) the Proprietary Information was developed at great expense to the Company and that the Proprietary Information is critical to the condition (financial or otherwise) and competitive survival of the Company, and (b) a violation of any of the provisions of this Section 3 could result in irreparable injury to the Company; and, therefore, Consultant agrees that the Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of any of the provisions of this Section 3, in addition to all other remedies available to the Company at law or in equity.

4.             Duties and Outside Activities. The Company and the Consultant acknowledge and agree that Consultant shall be acting as an independent contractor only in performing the Services and not as an employee, agent or joint venturer of or with the Company, and shall have no authority to obligate or bind the Company. Consultant agrees not to expressly or impliedly represent himself as an officer, director, employee, agent or representative of the Company with the power or authority to negotiate on behalf of, or to obligate or bind, the Company. The parties acknowledge that, except as otherwise agreed to by Consultant and the Company, any taxes that may be due and owing with respect to the compensation to Consultant hereunder shall be the sole responsibility of Consultant.

Consultant hereby represents and warrants to the Company that (a) this Agreement constitutes Consultant’s legal and binding obligation, enforceable against him in accordance with its terms, (b) his execution and performance of this Agreement does not and will not breach any other agreement, arrangements, understanding, obligation of confidentiality, employment relationship to which he is a party or by which he is bound or any law, rule or regulation, and (c) during the Term, he will not enter into any agreement, either written or oral, in conflict with this Agreement or his obligations hereunder.

5.            Amendment. No amendment to this Agreement shall be valid unless such amendment is written and is signed by authorized representatives of both parties to this Agreement.

6.             Termination. This Agreement may be terminated by either party upon giving thirty (30) days written notice to the other party. Upon the termination of this Agreement for any reason, the Company shall have no further obligations (payment or otherwise) to the Consultant. Notwithstanding any termination of Consultant’s consultancy for any reason, Consultant will continue to be bound by the confidentiality provisions contained herein.

7.             Severability. In the event that any of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

8.             Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the obligations of the parties hereunder may be directly or indirectly assigned or delegated by any party hereto without the prior written consent of the other parties hereto. Any attempt by any party to assign or delegate any rights, duties or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

9.             Disputes. Any unresolved disputes arising from this Agreement shall be settled by binding arbitration in Essex County, New Jersey before a single arbitrator, mutually agreed upon, pursuant to the Commercial Rules of the American Arbitration Association, each side to bear one-half of the costs of arbitration.

10.           Governing Law. The validity, interpretation and construction of this Agreement and each part thereof shall be governed by the laws of the State of New Jersey.

11.           Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which constitute one and the same instrument.

12.           Authorization. The parties each agree, represent, and warrant that the undersigned signatories have read and understand the provisions set forth in this Agreement and have the legal and binding authority to execute this Agreement.

13.           Other Representations, Warranties and Covenants. Consultant represents, warrants and covenants to the Company that Ehud Arbit shall at all times be the individual that will perform in all material respects all the obligations of Consultant hereunder unless the Company expressly approves another individual to so perform such obligations.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Consulting Agreement as of the date first above written.

Oramed Pharmaceuticals Inc.

By: /s/ Nadav Kidron
Name/Title Nadav Kidron/CEO

Consultant

/s/ Ehud Arbit
Ehud Arbit, M.D.